UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fitzwilliam Court 1st Floor Leeson Close
Dublin 2, , Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the License Agreement, dated November 18, 2015, by and among of Iterum Therapeutics plc (the “Company”), Iterum Therapeutics International Limited (“ITIL”) and Pfizer Inc. (“Pfizer” and such agreement, the “Pfizer License Agreement”), ITIL agreed to make a regulatory milestone payment of $20.0 million to Pfizer (the “Milestone Payment”) upon the approval of oral sulopenem for commercial sale in the United States by the U.S. Food and Drug Administration (“FDA”). The Company had the option to deliver notice of its election to defer such payment for up to two years from the date of such approval and a promissory note issued by ITIL in the amount of the Milestone Payment to Pfizer (the “Note”) within 30 calendar days of such approval. On October 25, 2024, the Company received FDA approval for ORLYNVAH™ (sulopenem etzadroxil and probenecid) for the treatment of uncomplicated urinary tract infections caused by the designated microorganisms Escherichia coli, Klebsiella pneumoniae, or Proteus mirabilis in adult women who have limited or no alternative oral antibacterial treatment options. On October 28, 2024, the Company notified Pfizer that it was electing to defer payment of the Milestone Payment for two years, or until October 25, 2026 (such period, the “Deferral Period”), and delivered the Note to Pfizer.

The Note bears interest at an annual rate of eight percent (8%) on a daily compounded basis until paid in full and matures on October 25, 2026. ITIL has the right to prepay the unpaid principal balance of the Note together with accrued and unpaid interest at any time without premium or penalty. Pursuant to the terms of the Note, ITIL may (i) assign the Note to an affiliate of ITIL; (ii) designate one of its affiliates to perform its obligations thereunder; or (iii) assign the Note in the event of a change of control, provided that in the case of clauses (i) and (ii) ITIL is not relieved of any liability thereunder. Pursuant to the terms of the Pfizer License Agreement, if a change of control of ITIL or the Company occurs during the Deferral Period, Pfizer may, in its sole discretion and at its sole option, declare the Milestone Payment to be immediately due and payable together with all interest accrued under the Note. The Company has guaranteed all of the amounts payable by ITIL under the terms of the Pfizer License Agreement, including the amounts owed under the Note, pursuant to the guarantee entered into by ITIL, the Company and Pfizer on November 18, 2015 in connection with the Pfizer License Agreement.

The foregoing description of the Note does not purport to be complete and is qualified by reference to the full text of the Note, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number.	Description
10.1	Promissory Note dated October 28, 2024 from Iterum Therapeutics International Limited to Pfizer Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	November 1, 2024	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer